UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to our financial statements under Part I, Item 1, Financial Statements and to Overview and Outlook under Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, and to Rates and Regulation under Part I, Item 1, Business; Overview and Outlook under Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Note 2 – Rate and Regulatory Matters to our financial statements under Part II, Item 8, Financial Statements and Supplementary Data, each in the Annual Report on Form 10-K for the year ended December 31, 2015 (“2015 Form 10-K”) of registrants Ameren Corporation (“Ameren”) and Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), for a discussion of the April 2015 electric rate order issued by the Missouri Public Service Commission (“MoPSC”) and Ameren Missouri’s intention to file an electric rate case with the MoPSC in 2016.

On July 1, 2016, Ameren Missouri filed a request with the MoPSC seeking approval to increase its annual revenues for electric service by $206 million, which would result in an average 7.8% increase in base rates. The rate request includes $74 million that is primarily related to nearly $1.4 billion of gross electric infrastructure investments that have been placed into service since the true-up date in Ameren Missouri’s last electric rate case. This $74 million includes $39 million of related depreciation expenses, $25 million of return on rate base, and $10 million of increased property taxes. The rate request also includes $51 million related to reduced customer sales volumes, including reductions from the idling of operations at Noranda Aluminum, Inc.’s (“Noranda”) aluminum smelter, and $34 million related to increases in transmission charges, in particular transmission charges from the Midcontinent Independent System Operator, Inc. Other changes in expenses reflected in the rate request include decreases in pension and other post-employment benefit plan expenses of $24 million and solar rebate expenses of $15 million, both of which are subject to regulatory tracking mechanisms; increased net energy costs, excluding the impact of reduced Noranda and other customer sales volumes, of $23 million; and increased income taxes of $15 million. Net energy costs include fuel and purchased power costs, including transportation but excluding transmission revenues and substantially all transmission charges, net of off-system sales revenues.

The electric rate increase request is based on a 9.9% return on equity, a capital structure composed of 51.8% equity, an electric rate base for Ameren Missouri of $7.2 billion, and a test year ended March 31, 2016, with certain pro-forma adjustments expected through the anticipated true-up date of December 31, 2016.

As a part of its filing, Ameren Missouri requested the amortization over ten years of an estimated $81 million of lost fixed cost recovery due to lower sales volumes from its historically largest customer, Noranda, during the period April 2015 through May 2017. In March 2016, Noranda idled production at the smelter and also filed voluntary petitions for a court-supervised restructuring process under Chapter 11 of the United States Bankruptcy Code. As a result of these events, Ameren Missouri has not and will not fully recover its revenue requirement until rates are adjusted by the MoPSC in this electric rate case to reflect Noranda’s actual sales volumes.

Ameren Missouri also requested continued use of its fuel and purchased power cost recovery mechanism and the regulatory tracking mechanisms for pension and postretirement benefits and uncertain income tax positions that the MoPSC previously authorized in earlier electric rate orders, and requested the implementation of a new tracking mechanism for transmission charges and revenues.

The MoPSC proceeding relating to the proposed electric service rate changes will take place over a period of up to 11 months, with a decision by the MoPSC in such proceeding expected by late April 2017 and new rates effective in late May 2017. Ameren Missouri cannot predict the level of any electric service rate change the MoPSC may approve, when any rate change may go into effect, whether the requested regulatory tracking mechanisms will be approved, or whether any rate increase that may eventually be approved will be sufficient for Ameren Missouri to recover its costs and earn a reasonable return on its investments when the increase goes into effect.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in the 2015 Form 10-K, and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	regulatory, judicial, or legislative actions, including changes in regulatory policies, ratemaking determinations, or regulatory recovery mechanisms;

•	the effects of changes in laws and other governmental actions, including monetary, fiscal, tax, and energy policies;

•	the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and distributed generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•	the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•	disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including ultra-low-sulfur coal used for Ameren Missouri’s compliance with environmental regulations;

•	business and economic conditions, including their impact on key customers, interest rates, collection of our receivable balances, and demand for our products;

•	Noranda’s bankruptcy filing, the idling of operations at its aluminum smelter located in southeast Missouri, and the resulting impacts to Ameren Missouri’s ability to recover its revenue requirement until rates are adjusted by the MoPSC in an electric rate case to reflect Noranda’s actual sales volumes;

•	disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the effects of breakdowns or failures of equipment in the operation of natural gas distribution and transmission systems and storage facilities, such as leaks, explosions and mechanical problems, and compliance with natural gas safety regulations;

•	operation of Ameren Missouri’s Callaway energy center, including planned and unplanned outages, and decommissioning costs;

•	the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to CO2, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	legal and administrative proceedings;

•	the impact of cyber attacks, which could result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as utility customer data and account information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and
Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Chairman and President

Date: July 1, 2016